                                                                    EXHIBIT 12.1

                             WEBLINK WIRELESS, INC.
            AMENDED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                       YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED
                                      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                          1997            1998(1)             1999              2000              2001
                                      ------------      ------------      ------------      ------------      ------------
Earnings:
  Net loss ......................     $  (43,887)       $  (59,316)       $  (99,867)       $ (117,801)       $ (107,903)
  Add:  Amount of
     previously capitalized
     interest amortized..........             --               252             2,288             2,288             2,288
  Add: Fixed charges ............         38,499            43,798            65,310            65,649            35,076
                                      ----------        ----------        ----------        ----------        ----------
  Adjusted earnings                       (5,388)          (15,266)          (32,269)          (49,864)          (70,539)

Fixed charges:
  Interest in
     indebtedness ...............         36,672            52,645            63,452            63,418            32,316
  Amortization of debt
     issuance costs .............            844             1,172             1,291             1,992             1,317
  Interest portion
     of rental and
     lease expense ..............            983             1,428               567               239             1,443
                                      ----------        ----------        ----------        ----------        ----------
  Fixed charges..................         38,499            55,245            65,310            65,649            35,076

Deficiency of
  earnings available to
  cover fixed charges ...........     $  (43,887)       $  (70,511)       $  (97,579)       $ (115,513)       $ (105,615)
                                      ==========        ==========        ==========        ==========        ==========
Earnings to fixed charges ratio..             --                --                --                --                --


                                           THREE MONTHS      SIX MONTHS
                                              ENDED            ENDED
                                             JUNE 30,         JUNE 30,
                                               2002             2002
                                           ------------      ----------
Earnings:
  Net loss ......................          $  (11,339)       $  (18,969)
  Add:  Amount of
     previously capitalized
     interest amortized..........                (572)               --
  Add: Fixed charges ............               2,689             5,375
                                           ----------        ----------
  Adjusted earnings                            (9,222)          (13,594)

Fixed charges:
  Interest in
     indebtedness ...............               2,147             4,272
  Amortization of debt
     issuance costs .............                 238               475
  Interest portion
     of rental and
     lease expense ..............                 304               628
                                           ----------        ----------
  Fixed charges..................               2,689             5,375

Deficiency of
  earnings available to
  cover fixed charges ...........          $  (11,911)       $  (18,969)
                                           ==========        ==========

Earnings to fixed charges ratio..                  --                --

(1) The fixed charge adjustment to earnings excludes $11.4 million of capitalized interest.